Exhibit 99.1

Overseas Shipholding Group, Inc. Announces Financing for Newbuild Jones Act Barge

Tampa, FL.—November 24, 2020 - Overseas Shipholding Group, Inc. (NYSE: OSG) announces that it has closed on a $49,150,000 loan for a term of 7 years. OSG’s subsidiaries, OSG 205 LLC and OSG Courageous II LLC, obtained the loan to finance one new 204,000 barrel U.S. Flag oil and chemical ATB barge, the OSG 205, and to refinance the tug to which the barge is being paired, the OSG Courageous. The barge is being built by the Greenbriar Marine shipyard and is set to be delivered in the next few weeks. As part of the financing, the lender received a collateral assignment of the vessel construction contract for the barge and, upon delivery of the barge, the lender will hold a perfected first priority security interest and preferred ship mortgage. The lender also holds a perfected first priority security interest and preferred ship mortgage against the tug. The loan is guaranteed by OSG.

Dick Trueblood, OSG’s Vice President and Chief Financial Officer stated, “We are very pleased to have completed the financing of the OSG 205 and the tug OSG Courageous, and particularly for the incredibly smooth and efficient execution of the transaction during a continued period of market volatility.”

Sam Norton, President and CEO of OSG commented, “The transaction marks an important milestone in completing the construction and delivery of the second of two barges built for OSG at Greenbriar Marine shipyard. All complex projects require the contribution of multiple partners to achieve success, and we are pleased to have teamed up with our financing partner and Greenbriar in providing the necessary resources to bring this project to fruition. With delivery of the barge imminent, we look forward to commencing service under a one year time charter early next month and to continuing our focus on providing safe, reliable and environmentally responsible transportation services to our customers.”

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 21 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, one conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the expected delivery schedule of our new barge under construction and its expected participation in the Jones Act trade, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

For more information, contact:

OSG Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com